EXHIBIT 99.1

Cosmos Health Receives Additional 180-Day Compliance Period from Nasdaq

CHICAGO, IL / ACCESSWIRE / May 6, 2025 / Cosmos Health Inc. (“Cosmos Health” or the “Company”) (NASDAQ:COSM), a diversified, vertically integrated global healthcare group engaged in innovative R&D, owner of proprietary pharmaceutical and nutraceutical brands, manufacturer and distributor of healthcare products, and operator of a telehealth platform, announced today that it has received formal notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is eligible for an additional 180 calendar day period, through November 3, 2025, to regain compliance with the Nasdaq’s minimum bid price requirement.

As previously disclosed, on November 6, 2024, the Company was notified by Nasdaq that it was not in compliance with the $1.00 minimum bid price requirement, as the closing bid price of the Company’s common stock had remained below $1.00 for 30 consecutive business days. The initial 180-day compliance period expired on May 5, 2025.

The second compliance period was granted as the Company continues to meet all other applicable listing requirements for the Nasdaq Capital Market, other than the bid price rule. In accordance with Nasdaq rules, the Company has indicated its intention to regain compliance within the second compliance period. If at any time during this second compliance period the closing bid price of the Company’s common stock meets or exceeds $1.00 per share for at least 10 consecutive business days, Nasdaq will provide written confirmation of compliance and the matter will be closed.

Greg Siokas, CEO of Cosmos Health, stated: “We remain focused on executing our strategic priorities and delivering long-term value for our shareholders. We appreciate Nasdaq’s continued support and are confident in our ability to meet the listing requirements within the extended timeframe.”

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company's ability to raise sufficient financing to implement its business plan, the impact of the war in Ukraine, on the Company's business, operations and the economy in general, and the Company's ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's filings with the SEC, which are available at the SEC's website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

+44 207 0971 653

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